Exhibit 3.9

Electronic Articles of Incorporation

For

THE RAPID ROAMING COMPANY

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

THE RAPID ROAMING COMPANY

Article II

The principal place of business address:

3700 AIRPORT ROAD

SUITE 303

BOCA RATON, FL, FL 33431

The mailing address of the corporation is:

3700 AIRPORT ROAD

SUITE 303

BOCA RATON, FL, FL 33431.

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

1000

Article V

The name and Florida street address of the registered agent is:

SONIA LYN

3700 AIRPORT ROAD

SUITE 303

BOCA RATON, FI,. 33431

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: SONIA LYN

Article VI

The name and address of the incorporator is:

MARTIN GUILFOYLE

3700 AIRPORT ROAD

SUITE 303

BOCA RATON, FL 33431

Incorporator Signature: MARTIN GUILFOYLE

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P

MARTIN GUILFOYLE

3700 AIRPORT ROAD, SUITE 303

BOCA RATON, FL, 33431 FL

Title: VP

TOR SWENNUMSON

3700 AIRPORT ROAD, SUITE 303

BOCA RATON, FL, 33431

Article VIII

The effective date for this corporation shall be:

04/01/2005